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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) August 12, 1998, except with respect to Notes 1, 2 and 3 as to which the date is March 21, 1999, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated, (ii) August 30, 1996 with respect to the financial statements and schedule of Nova Factor, Inc. (iii) July 30, 1998 with respect to the financial statements of Horizon Health Systems, Inc. (iv) August 21, 1998 with respect to the financial statements and schedule of Texas Health Pharmaceutical Resources and (v) March 19, 1999 with respect to the financial statements and schedule of Children's Memorial Home Hemophilia Services, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-62679) and related Prospectus of Accredo Health, Incorporated for the registration of 3,000,000 shares of its common stock.



                                                           /s/ Ernst & Young LLP



Memphis, Tennessee
March 24, 1999